Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Coastal Carolina Bancshares, Inc. (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1. The quarterly report of the Company for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 11, 2012	By:	/s/ Laurence S. Bolchoz, Jr.
Laurence S. Bolchoz, Jr.
Chief Executive Officer
(Principal Executive Officer)

Date: May 11, 2012	By:	/s/ Dawn M. Kinard
Dawn M. Kinard
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)